UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 18, 2012

HEALTH ENHANCEMENT PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30415	87-0699977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7 West Square Lake Rd., Bloomfield Hills, Michigan	48302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code    (248) 452-9866

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the  annual meeting of the shareholders of Health Enhancement Products, Inc. on July 18, 2012, shareholders: (1) elected the three nominees for Board of Directors to serve until the next annual meeting of shareholders in 2013 and until his/her successor is elected and qualified; and (2) approved the proposal to amend the Company’s Articles of Incorporation to increase the authorized shares of common stock from 150,000,000 to 200,000,000.  The results of the voting are shown below.

Proposal 1 – Election of Directors

Nominees	Votes For	Against	Abstain	Not Voted
John Gorman	33,088,269	726,100	214,170	45,575,245
Philip M. Rice II	32,305,918	1,508,451	214,170	45,575,245
Brian Young	33,721,118	93,251	214,170	45,575,245

Proposal 2 – Increase in Authorization of Shares from 150,000,000 to 200,000,000

Votes For	Against	Abstain
73,937,316	5,649,216	17,252

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH ENHANCEMENT PRODUCTS, INC.

Date:  July 23, 2012

By: /s/ PHILIP M, RICE II
Philip M. Rice, II, Chief Financial Officer

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